UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 21, 2020
TYSON FOODS, INC.
(Exact name of Registrant as specified in its charter)

Delaware		001-14704	71-0225165
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

2200 West Don Tyson Parkway,
Springdale,	Arkansas		72762-6999
(Address of Principal Executive Offices)			(Zip Code)
(479) 290-4000
(Registrant's telephone number, including area code)

Not applicable
(Former name, former address and former fiscal year, if applicable)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class			Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock	Par Value	$0.10	TSN	New York Stock Exchange
Class B stock is not publicly listed for trade on any exchange or market system. However, Class B stock is convertible into Class A stock on a share-for-share basis.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On December 21, 2020, Tyson Foods, Inc. (the “Company”) announced that it is undertaking an internal review relating to one of its cattle suppliers and has determined that this supplier made misrepresentations regarding the number of cattle the supplier purchased on behalf of the Company’s Beef segment. Based upon investigations and procedures performed with the assistance of outside advisors, the Company’s management estimates that the misappropriation of Company funds by the supplier caused the Company to overstate live cattle inventory as of the Company’s fiscal year ended October 3, 2020 by an estimated amount of $285 million. Based on the preliminary findings from the internal review, the Company’s management believes that the resulting loss to the Company is isolated to the Beef segment and is attributable to this one cattle supplier. This cattle supplier represents approximately 2% of the total cattle supplied to our Beef segment each year for fiscal 2017 through 2020. Company management’s current determination is that the loss attributable to the supplier’s misrepresentations regarding cattle inventory did not have a material impact on the Company’s previously issued annual and interim period consolidated financial statements beginning in fiscal year 2017 through and including the fiscal year ended October 3, 2020, and that any impacts in or before fiscal 2016 would be inconsequential. Based on these current assessments, the Company’s management believes that the errors in live cattle inventory did not, individually or in the aggregate, result in a material misstatement of the Company’s previously issued annual or interim consolidated financial statements and that such financial statements may continue to be relied upon. However, such assessments regarding the materiality of the errors are preliminary and may change based upon the completion of the Company’s internal review as well as the completion of procedures by the Company to finalize the amount and timing of the origination of such amounts.
In addition, as a result of the discovery of these misrepresentations, the Company’s management and its outside advisors re-evaluated the effectiveness of the Company’s internal control over financial reporting and identified a material weakness in the Company’s internal control over financial reporting (“ICFR”) relating to the physical existence of live cattle inventory. The Company also initiated an investigation by outside advisors to review the facts and circumstances surrounding the misappropriation of Company funds. That investigation has found no evidence that the Company benefited from the supplier’s unlawful conduct or that anyone at the Company took steps to alter financial statements to hide the transactions resulting from the supplier’s unlawful acts.
The Company expects to amend its Form 10-K for the fiscal year ended October 3, 2020 (the “Form 10-K/A'') to correctly state its prior year consolidated financial statements for each fiscal year and interim period that contain the financial results for the fiscal years ended 2018, 2019 and 2020 to correct the recording of live cattle inventory as a result of the cattle supplier’s misappropriation of Company funds. The Form 10-K/A will also amend management’s assessment of the Company’s ICFR and its disclosure controls and procedures to indicate that they were not effective as of October 3, 2020 because of the identification of the material weakness in ICFR. The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), will also amend its opinion on the Company’s ICFR to state that the Company’s internal control over financial reporting as of October 3, 2020 was not effective. As a result of the identified material weakness, Management’s Report on ICFR and PwC’s opinion relating to the effectiveness of the Company’s ICFR as of October 3, 2020 included in the Form 10-K for the fiscal year ended October 3, 2020 are withdrawn and will be amended in the Form 10-K/A.
A summary of the preliminary estimated impact of the corrections resulting from the cattle supplier’s misappropriations is presented below ($ in millions):

	2017				2018
	Reported	Adjustments	Revised	% Change	Reported	Adjustments	Revised	% Change
Balance Sheet
Inventories	$3,239	$(59)	$3,180	(1.8)%	$3,513	$(122)	$3,391	(3.5)%
Total Current Assets	$6,258	$(59)	$6,199	(0.9)%	$5,688	$(122)	$5,566	(2.1)%
Total Shareholders' Equity	$10,559	$(36)	$10,523	(0.3)%	$12,811	$(90)	$12,721	(0.7)%

Income Statement
Operating Income	$2,921	$(59)	$2,862	(2.0)%	$3,032	$(63)	$2,969	(2.1)%
Net Income Attributable to Tyson	$1,774	$(36)	$1,738	(2.0)%	$3,024	$(54)	$2,970	(1.8)%

	2019				2020
	Reported	Adjustments	Revised	% Change	Reported	Adjustments	Revised	% Change
Balance Sheet
Inventories	$4,108	$(179)	$3,929	(4.4)%	$4,144	$(285)	$3,859	(6.9)%
Total Current Assets	$7,169	$(179)	$6,990	(2.5)%	$7,883	$(285)	$7,598	(3.6)%
Total Shareholders' Equity	$14,226	$(132)	$14,094	(0.9)%	$15,597	$(211)	$15,386	(1.4)%

Income Statement
Operating Income	$2,827	$(57)	$2,770	(2.0)%	$3,114	$(106)	$3,008	(3.4)%
Net Income Attributable to Tyson	$2,022	$(42)	$1,980	(2.1)%	$2,140	$(79)	$2,061	(3.7)%

The Audit Committee of the Company’s Board of Directors has discussed the foregoing matters with PwC for fiscal 2020 and prior fiscal periods; however, PwC has not completed its procedures related to Company management’s preliminary assessments. Further, all adjustments and amounts and time periods described herein are preliminary and subject to adjustment due to the ongoing review and assessment of these matters by the Company with the assistance of outside advisors. The Company’s management currently expects that any updates to the current estimates are more likely to shift amounts between periods as opposed to changes to the total estimated loss as of October 3, 2020. Currently, Company’s management does not believe that such changes, if any, are likely to be significant based on procedures performed to date.
In addition to the impact of the correction of the financial statements to prior periods, the Company also expects impacts to the financial statements for the first quarter of fiscal 2021 and the year ended fiscal 2021. Because the period has not ended, the final actual numbers are not known, however, Company management currently estimates that it may realize a gain as recoveries of cattle inventories from the cattle supplier are recorded on the books of the Company. Gains may also be recorded in future periods as the Company seeks additional restitution for losses to date.
The Company anticipates that, despite the corrections to previously issued financial statements, general trends in growth and operating profit metrics will remain unaltered, operating cash flow will be largely unaffected, liquidity will not change and the Company will remain in compliance with all debt covenants. While the correction will impact the Company’s Statements of Cash Flows because of adjustments to inventory balances and a reduction to net income, there will be no net impact to the previously reported total cash flows from operating activities.
The Company’s management has begun to implement certain enhancements and remedial measures to its internal control over financial reporting related to the physical existence of live cattle inventory to ensure the existence and accuracy of the recording of live cattle inventory. Management will continue to evaluate the processes, procedures and controls and will make any further changes deemed appropriate. Additionally, Company management completed physical inventory counts to ensure the validity of other live cattle inventories.
Forward Looking Statements
Certain information in this report constitutes forward-looking statements. Such forward-looking statements include statements regarding materiality or significance, the quantitative effects of the misrepresentations, and the timing of the filing and expected content of any future periodic reports. We caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. These forward-looking statements are subject to a number of factors and uncertainties that could cause our actual results, as well as the Company’s and management’s expectations regarding materiality or significance, the quantitative effects of expected revisions to previously issued financial statements, the identification of additional material weaknesses and the effectiveness of the Company’s internal control over financial reporting, to differ materially from those expressed in or contemplated by the forward-looking statements. Such factors include, but are not limited to, the risk that additional information may arise prior to the expected filing with the Securities and Exchange Commission (“SEC”) of future periodic reports, the preparation of revisions to the Company’s financial statements or other subsequent events that would require the Company to make additional adjustments, as well as inherent limitations in internal controls over financial reporting. Other risk factors affecting the Company are discussed in detail in the Company’s filings with the SEC, including in Part I, Item 1A. “Risk Factors” included in our Annual Report filed on Form 10-K for the year ended October 3, 2020. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYSON FOODS, INC.

Date: December 21, 2020	By:	/s/ Stewart Glendinning

	Name:	Stewart Glendinning
	Title:	Executive Vice President and Chief Financial Officer

4